Exhibit 99.1

Koppers Holdings Inc. 436 Seventh Avenue Pittsburgh, PA 15219-1800 Tel 412 227 2001 www.koppers.com

News Release

FOR IMMEDIATE RELEASE

For Information:	Quynh McGuire, Vice President, Investor Relations
412 227 2049
McGuireQT@koppers.com

Koppers Extends Revolving Credit Facility Maturity Date to 2030

PITTSBURGH, June 18, 2025 – Koppers Holdings Inc. (NYSE: KOP), an integrated global provider of treated wood products, wood treatment chemicals, and carbon compounds, today announced that the company successfully extended the maturity date of its $800 million revolving credit facility (Revolving Facility) to the earlier of (i) ninety-one (91) days prior to the maturity date of the company’s secured term loan facility; or (ii) June 17, 2030.

This transaction also modifies the total net leverage ratio financial covenant by removing the step down to 4.50:1.00 for the fiscal quarter ending September 30, 2026 and making the test 4.75:1.00 through the life of the deal. In addition, this transaction modifies the interest rate margins on the Revolving Facility by removing the 10 bps credit spread adjustment applicable to certain SOFR loans, and increasing the total net leverage ratio test used to determine the interest rate margin applicable to all loans.

All other material terms, conditions and covenants of the Revolving Facility remain unchanged.

Chief Financial Officer Jimmi Sue Smith said, “We are very pleased with this extension of our revolving credit facility, which strengthens our capital position, enhances financial flexibility, and lowers our borrowing costs. This agreement reflects the continued confidence our banking partners have in Koppers, and we appreciate their ongoing support as we advance our strategic priorities.”

PNC Bank, National Association, is acting as revolving administrative agent and swingline loan lender. PNC Capital Markets LLC, Wells Fargo Securities, LLC, BofA Securities, Inc., Citizens Bank, N.A., Fifth Third Bank, National Association and Truist Securities, Inc. are acting as joint lead arrangers and bookrunners for the Revolving Facility.

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About Koppers

Koppers (NYSE: KOP) is an integrated global provider of essential treated wood products, wood preservation technologies and carbon compounds. Our team of 2,100 employees create, protect and preserve key elements of our global infrastructure – including railroad crossties, utility poles, outdoor wooden structures, and production feedstocks for steel, aluminum and construction materials, among others – applying decades of industry-leading expertise while constantly innovating to anticipate the needs of tomorrow. Together we are providing safe and sustainable solutions to enable rail transportation, keep power flowing, and create spaces of enjoyment for people everywhere. Protecting What Matters, Preserving The Future. Learn more at Koppers.com.

Inquiries from the media should be directed to Ms. Jessica Franklin Black at BlackJF@koppers.com or 412-227-2025. Inquiries from the investment community should be directed to Ms. Quynh McGuire at McGuireQT@koppers.com or 412-227-2049.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, acquisitions, restructuring, declines in the value of Koppers assets and the effect of any resulting impairment charges, profitability and anticipated expenses and cash outflows. All forward-looking statements involve risks and uncertainties.

All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “outlook,” “guidance,” “forecast,” “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plan,” “potential,” “intend,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or other documents filed with the Securities and Exchange Commission, or in Koppers communications and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding future dividends, expectations with respect to sales, earnings, cash flows, operating efficiencies, restructurings, cost reduction efforts, product introduction or expansion, the benefits of acquisitions, divestitures, joint ventures or other matters as well as financings and debt reduction, are subject to known and unknown risks, uncertainties and contingencies.

Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements include, among other things, availability of and fluctuations in the prices of key raw materials, including coal tar, lumber and scrap copper; the impact of changes in commodity prices, such as oil, copper and chemicals, on product margins; the extent of the dependence of certain of our businesses on certain market sectors and customers; economic, political and environmental conditions in international markets, including governmental changes, tariffs, restrictions on trade and restrictions on the ability to transfer capital across countries; general economic and business conditions; potential difficulties in protecting our intellectual property; the ratings on our debt and our ability to repay or refinance our outstanding indebtedness as it matures; our ability to operate within the limitations of our debt covenants; unexpected business disruptions; potential delays in timing or changes to expected benefits from cost reduction efforts; potential impairment of our goodwill and/or long-lived assets; demand for Koppers goods and services; competitive conditions; capital market conditions, including interest rates, borrowing costs and foreign currency rate fluctuations; disruptions and inefficiencies in the supply chain; changes in laws; the impact of environmental laws and regulations; unfavorable resolution of claims against us, as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly our latest annual report on Form 10-K and any subsequent filings by Koppers with the Securities and Exchange Commission. Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.